Exhibit 10.3

[EXECUTION COPY]

FIRST AMENDMENT TO CREDIT AGREEMENT
(CANADIAN TERM CREDIT AGREEMENT)

THIS FIRST AMENDMENT TO CREDIT AGREEMENT (CANADIAN TERM CREDIT AGREEMENT), dated as of June 27, 2003 (this “Amendment”), is by and among TOM BROWN RESOURCES FUNDING CORP., a Nova Scotia unlimited liability company (the “Borrower”), the Existing Lenders (as defined below), the Replaced Lenders (as defined below), JPMorgan Chase Bank, formerly known as The Chase Manhattan Bank, as global administrative agent for the Lenders (the “Global Administrative Agent”), JPMorgan Chase Bank, Toronto Branch, formerly known as The Chase Manhattan Bank of Canada, as Canadian administrative agent for the Lenders, and the other agents and lenders party thereto.

W I T N E S S E T H:

1.                                       The Borrower, the Global Administrative Agent and the Lenders are parties to that certain Credit Agreement (Canadian Term Credit Agreement) dated as of March 20, 2001 (the “Credit Agreement”), pursuant to which the Lenders made Loans to the Borrower.

2.                                       The parties to the Credit Agreement intend to amend the Credit Agreement as set forth below.

NOW, THEREFORE, in consideration of the premises and the mutual covenants herein contained, the parties hereto agree as follows:

Section 1.                                            Defined Terms.  Except as amended hereby, terms used herein when defined in the Credit Agreement shall have the same meanings herein unless the context otherwise requires.

Section 2.                                            Amendments to Credit Agreement.

a.                                       Amendments to Section 1.1

(i)                                     Section 1.1 of the Credit Agreement is hereby amended by inserting the following definitions of “Approved Fund,” “Bridge Loan,” “Canadian Borrowing Base Deficiency”, “Canadian Revolving Borrowing Base,” “Canadian Revolving Security Documents,” “Canadian Term Documentation Agent,” “Casualty Event,” “Debenture,” “Fee Letter,” “Global Effectiveness Notice,” “Global Syndication Agents,” “Guarantor,” “Guaranty,” “Income Tax Act (Canada),” “Initial Reserve Report,” “Investment,” “Matador,” “Matador Credit Facility,” “Mortgaged Property,” “Net Cash Proceeds,” “Non-Recourse Debt,” “Proven Reserves,” “Security Agreement,” “Senior Debt,” “Senior Debt Intercreditor Agreement,” “Senior Notes,” “Subordinated Debt,” “Upfront Fee,” “U.S. Borrowing Base Deficiency,” “U.S. Dollars” or “U.S.$” or “Dollar” or “Dollars”, “U.S. Material Subsidiary,” “U.S. Material Subsidiary Guaranty,” “U.S. Revolving Borrowing Base,” and “U.S. Security Documents,” each in appropriate alphabetical order:

“                                          “Approved Fund” means any Person (other than a natural person) that is engaged in making, purchasing, holding or investing in bank loans and similar extensions of credit in the ordinary course of its business and that is administered or managed by (a) a Lender, (b) a Lender Affiliate or (c) a Person or an Affiliate of a Person that administers or manages a Lender.

“Bridge Loan” means those certain loan advances made pursuant to that certain Senior Subordinated Credit Agreement of even date herewith among the Parent, JPMorgan Chase Bank, as administrative agent, and the lenders party thereto, as it may be amended, supplemented, restated, replaced, refinanced or otherwise modified and in effect from time to time, whether pursuant to a loan agreement, credit agreement or otherwise.

“Canadian Borrowing Base Deficiency” means the amount by which (a) the aggregate Credit Exposure of the Lenders exceeds (b) the then current Canadian Revolving Borrowing Base.

“Canadian Revolving Borrowing Base” shall have the meaning set forth in the U.S. Credit Agreement.

“Canadian Revolving Security Documents” means the “Security Documents” as defined under the Canadian Revolving Credit Agreement.

“Canadian Term Documentation Agent” means Wells Fargo Bank, N.A., in its capacity as documentation agent for the Lenders, and any successor thereto.

“Casualty Event” shall have the meaning set forth in the U.S. Credit Agreement.

“Debenture” shall have the meaning set forth in the Canadian Revolving Credit Agreement.

“Fee Letter” shall have the meaning set forth in the U.S. Credit Agreement.

“Global Effectiveness Notice” means a notice and certificate of the Parent properly executed by an Authorized Officer of the Parent addressed to the Combined Lenders and delivered to the Global Administrative Agent whereby the Borrower certifies satisfaction or waiver of all the conditions precedent to the effectiveness under Section 4.1 of each Combined Credit Agreement.

“Global Syndication Agents” means BNP Paribas, Wachovia Bank, National Association and The Bank of Nova Scotia, in their capacity as global syndication agents and co-arrangers for the Lenders hereunder and the lenders party to the U.S. Credit Agreement, and their successors.

“Guarantor” means collectively (i) the Parent and (ii) each U.S. Material Subsidiary that now or hereafter executes and delivers a Guaranty, including each U.S. Material Subsidiary that is required to execute a Guaranty pursuant to Section 5.6.

“Guaranty” means collectively (i) the Parent Guaranty and (ii) each U.S. Material Subsidiary Guaranty.  The term “Guaranties” shall include each and every Guaranty executed and delivered by the Parent and each U.S. Material Subsidiary.

“Income Tax Act (Canada)” means the Income Tax Act (Canada), as amended from time to time.

“Initial Reserve Report” shall have the meaning set forth in the U.S. Credit Agreement.

“Investment” shall have the meaning set forth in the U.S. Credit Agreement.

“Matador” means Matador Petroleum Corporation, a corporation organized under the laws of the State of Texas.

“Matador Credit Facility” means that certain Second Amended and Restated Loan Agreement dated as of June 5, 1998 among Matador E&P Company, Inc., as borrower, Matador Petroleum Corporation, as parent, Comerica Bank – Texas, as agent and issuing lender, and other financial institutions party thereto, as lenders, as amended by Amendment One dated June 24, 1999; Amendment Two dated as of March 1, 2000; Amendment Three dated as of August 18, 2000; Amendment Four dated as of March 30, 2001; Amendment Five dated as of September 30, 2001; Amendment Six dated as of December 31, 2001; Amendment Seven dated as of April 30, 2002; Amendment Eight dated as of August 31, 2002; and Amendment Nine dated as of March 31, 2003.

“Mortgaged Property” means any Oil and Gas Property with respect to which a Lien is granted pursuant to a Debenture.

“Net Cash Proceeds” means, with respect to any sale or other disposition (including a Casualty Event), the cash proceeds (including cash equivalents and any cash payments received by way of deferred payment of principal pursuant to a note or installment receivable or purchase price adjustment receivable or otherwise, but only as and when received) of such sale or other disposition (including a Casualty Event) received by the Borrower or any of its Subsidiaries, net of all attorneys’ fees, accountants’ fees, investment banking fees and other customary expenses, fees and commissions actually incurred by the Borrower or any of its Subsidiaries and documented in connection therewith.

“Non-Recourse Debt” means any Indebtedness of any Subsidiary which does not own Borrowing Base Properties, in each case in respect of which (i) the holder or holders thereof (a) shall have recourse only to, and shall have the right to require the obligations of such Subsidiary to be performed, satisfied, and paid only out of, the assets and Property of such Subsidiary and/or one or more of its Subsidiaries which does not own Borrowing Base Properties and/or any other Person (other than the Borrower or any Subsidiary owning Borrowing Base Properties), and (b) shall have no direct or indirect recourse (including by way of guaranty or indemnity) to the Borrower or any Subsidiary owning Borrowing Base Properties or to any of the assets or Property of the Borrower or any Subsidiary owning Borrowing Base Properties, whether for principal, interest, fees, expenses or otherwise and (ii) the terms and conditions of such Indebtedness are in form and substance reasonably acceptable to the Required Lenders.

“Proven Reserves” means collectively, “proved oil and gas reserves,” “proved developed producing oil and gas reserves,” “proved developed non-producing oil and gas reserves” (consisting of proved developed shut-in oil and gas reserves and proved developed behind pipe oil and gas reserves), and “proved undeveloped oil and gas reserves,” as such terms are defined by the Securities and Exchange Commission in the United States and any successor Governmental Authority in its standards and guidelines.

“Security Agreement” means a Security Agreement executed and delivered pursuant to the Loan Documents, between the Global Administrative Agent and the Parent, in form and substance reasonably satisfactory to the Global Administrative Agent, as amended, supplemented, restated or otherwise modified from time to time in accordance with the terms of this Agreement and the other Loan Documents.  The term “Security Agreements” shall include each and every Security Agreement executed and delivered pursuant to the Loan Documents.

“Senior Debt” means all Indebtedness of a Person which is not Subordinated Debt.

“Senior Debt Intercreditor Agreement” means any Intercreditor Agreement by and among the Global Administrative Agent on behalf of the Combined Lenders and the holders of the Senior Notes, in form and substance reasonably acceptable to the Global Administrative Agent, as amended, supplemented, restated or otherwise modified from time to time.

“Senior Notes” means any senior notes or other Senior Debt of the Borrower, any Subsidiary or a Canadian Borrower, together with any guaranties of such notes or other Senior Debt, as may be amended, supplemented, restated or otherwise modified and in effect from time to time.

“Subordinated Debt” means any Indebtedness incurred or assumed after the date of this Agreement by the Parent or any of its Subsidiaries that (a) is subordinated in right of security and payment to the payment in full in cash and cash equivalents of all Combined Obligations of the Borrower or the relevant Subsidiary, as the case may be, substantially on the terms applicable to the Bridge Loan and the Guarantees thereof as in effect as of June 27, 2003, or on such other terms and conditions as are reasonably satisfactory to the Global Administrative Agent and the Majority Lenders, (b) has a maturity date at least six (6) months after the “Maturity Date” (as defined in the U.S. Credit Agreement), and (c) contains other terms and conditions (including interest, amortization, covenants and events of default) determined in compliance with Section 5.8(a) of the Senior Subordinated Credit Agreement referred to in the definition of “Bridge Loan,” as in effect as of June 27, 2003, or such other terms and conditions as are reasonably satisfactory to the Agents.

“Upfront Fee” is defined in Section 2.11(c) of the U.S. Credit Agreement.

“U.S. Borrowing Base Deficiency” shall have the meaning set forth in the U.S. Credit Agreement.

“U.S. Dollars” or “U.S.$” or “Dollar” or “Dollars” refers to lawful money of the United States of America.

“U.S. Material Subsidiary” means (a) any Subsidiary of the Parent that is domiciled in the United States and listed on Exhibit H to the U.S. Credit Agreement, and (b) any Subsidiary of the Parent that is located in the United States and that, as of the date of its formation or its acquisition, or at any time thereafter (i) has a total asset value in excess of U.S.$25,000,000 (or its equivalent in other currencies) or (ii) owns Mortgaged Properties.

“U.S. Material Subsidiary Guaranty” means, collectively, a Guaranty, dated as June 27, 2003, executed by each U.S. Material Subsidiary, and by any other Person that becomes a U.S. Material Subsidiary and executes a U.S. Material Subsidiary Guaranty pursuant to Section 5.6 hereof, each in favor of the Global Administrative Agent and substantially in the form of Exhibit N to the Canadian Revolving Credit Agreement, as amended, supplemented, restated or otherwise modified from time to time in accordance with the terms of this Agreement and the other Loan Documents.  The term “U.S. Material Subsidiary Guaranty” shall include each and every U.S. Material Subsidiary Guaranty executed and delivered by a U.S. Material Subsidiary.

“U.S. Revolving Borrowing Base” shall have the meaning set forth in the U.S. Credit Agreement.

“U.S. Security Documents” means the “Security Documents” under the U.S. Credit Agreement.”

(ii)                                  Section 1.1 of the Credit Agreement is hereby amended by deleting the following definitions of “Agents,” “Arranger,” “Authorized Officer,” “Business Day,” “Canadian Administrative Agent,” “Canadian Lien Searches,” “Canadian Revolving Commitment,” “Canadian Revolving Credit Agreement,” “Canadian Revolving Loan Documents,” “Collateral,” “Combined Credit Exposure,” “Combined Revolving Commitments,” “Combined Revolving Obligations,” “Commitment,” “Equity Interests,” “Excepted Liens,” “Existing Credit Facilities,” “Financing Transactions,” “Global Administrative Agent,” “Global Borrowing Base,” “Global Borrowing Base Utilization,” “Global Effective Date,” “Governmental Rule,” “Indebtedness,” “Intercreditor Agreement,” “LIBO Rate,” “Loan Document,” “Loan Parties,” “Majority Lenders,” “Material Adverse Effect,” “Overdraft Facility,” “Parent Guaranty,” “Pledge Agreement,” “Required Lenders,” “Reserve Report,” “Revolving Borrowing Base,” “Security Documents,” “Super Majority Lenders,” “TBF Documents,” “U.S. Commitment,” “U.S. Credit Agreement,” “U.S. Documentation Agent,” “U.S. Loan Documents,” and “U.S. Obligations,” and replacing those definitions with the applicable definition below, in appropriate alphabetical order:

“                                          “Agents” means each of the Global Administrative Agent, the Canadian Administrative Agent, the Global Syndication Agents and the Canadian Term Documentation Agent.

“Arranger” means J.P. Morgan Securities Inc., in its capacity as Sole Lead Arranger and Bookrunner.

“Authorized Officer” means, with respect to the Borrower, the Chairman, the President, any Vice President or the Treasurer of the Borrower or any other officer of the Borrower specified as such to the Canadian Administrative Agent in writing by any of the aforementioned officers of the Borrower or by resolution from the board of directors of the Borrower or, with respect to the Parent, the Chairman, the President, any Executive Vice President, any Vice President or the Treasurer of the Parent or any other officer of the Parent specified as such to the Global Administrative Agent in writing by any of the aforementioned officers of the Parent or by resolution from the board of directors of the Parent.

“Business Day” means any day that is not a Saturday, Sunday or other day on which commercial banks in New York City and Toronto are authorized or required by law to remain closed; provided that, when used in connection with a Eurocurrency Interest Period, the term “Business Day” shall also exclude any day on which banks are not open for dealings in dollar deposits in the London interbank market.

“Canadian Administrative Agent” means JPMorgan Chase Bank, Toronto Branch, in its capacity as Canadian administrative agent for the lenders party to each of this Agreement and the Canadian Revolving Credit Agreement, and any successor thereto.

“Canadian Lien Searches” means central and local current searches (for certainty, excluding real property searches) for Liens from each province in which any Borrowing Base Property or any material Collateral owned by the Borrower or any Subsidiary of the Borrower is located, and such other jurisdictions as the Global Administrative Agent may request, covering each Loan Party.

“Canadian Revolving Commitment” means, with respect to each Canadian Revolving Lender, the “Commitment” of such Canadian Revolving Lender.  The initial aggregate amount of the Canadian Revolving Commitments is U.S.$25,000,000.

“Canadian Revolving Credit Agreement” means that certain Credit Agreement dated as of June 27, 2003, among the Canadian Revolving Borrowers, the Canadian Revolving Lenders, the other agents party thereto, the Global Administrative Agent and the Canadian Administrative Agent, as it may be amended, supplemented, restated or otherwise modified and in effect from time to time.

“Canadian Revolving Loan Documents” means the Canadian Revolving Credit Agreement and the Canadian Revolving Security Documents, together with all exhibits, schedules and attachments thereto, and all other agreements, documents, certificates, financing statements and instruments from time to time executed and delivered pursuant to or in connection with any of the foregoing.

“Collateral” means any and all “Collateral” and “Mortgaged Property”, as defined in the Security Documents, the Canadian Revolving Security Documents and the U.S. Security Documents.

“Combined Credit Exposure” means the sum of (i) the Equivalent Amount in U.S. Dollars of the aggregate Loans of the Lenders hereunder, (ii) the amount in U.S. Dollars of the aggregate “Credit Exposure” (as defined in the U.S. Credit Agreement) of the U.S. Lenders, and (iii) the Equivalent Amount in U.S. Dollars of the “Credit Exposure” (as defined in the Canadian Revolving Credit Agreement).

“Combined Revolving Commitments” means the aggregate of (i) the U.S. Commitments and (ii) the Canadian Revolving Commitments.  The initial aggregate amount of the Combined Revolving Commitments is U.S.$315,000,000.

“Combined Revolving Obligations” shall have the meaning set forth in the U.S. Credit Agreement.

“Commitment” means, with respect to each Lender, the commitment of such Lender to make a Loan hereunder, expressed as an amount representing the maximum aggregate amount of such Lender’s Loan hereunder.  The amount of each Lender’s Commitment is set forth on Schedule 2.1.  The aggregate amount of the Commitments of the Lenders is U.S.$110,000,000.

“Equity Interests” means shares of the capital stock, partnership interests, membership interest in a limited liability company, beneficial interests in a trust or other equity interests in the Borrower or any Subsidiary or any warrants, options or other rights to acquire such interests.

“Excepted Liens” means:  (i) Liens for taxes, assessments or other governmental charges or levies not yet due or which are being contested in good faith by appropriate action and for which adequate reserves have been maintained in accordance with GAAP, (ii) Liens in connection with workmen’s compensation, unemployment insurance or other social security, old age pension or public liability obligations not yet due or which are being contested in good faith by appropriate action and for which adequate reserves have been maintained in accordance with GAAP, (iii) operators’, vendors’, carriers’, warehousemen’s, repairmen’s, mechanics’, workmen’s, materialmen’s, construction or other like Liens arising by operation of law in the ordinary course of business or incident to the exploration, development, operation and maintenance of Oil and Gas Properties or statutory landlord’s liens, each of which is in respect of obligations that are not more than 90 days past due or which are being contested in good faith by appropriate proceedings and for which adequate reserves have been maintained in accordance with GAAP, (iv) any Liens reserved in leases or farmout agreements for rent or royalties and for compliance with the terms of the farmout agreements or leases in the case of leasehold estates, to the extent that any such Lien referred to in this clause does not materially impair the use of the Property covered by such Lien for the purposes for which such Property is held by the Borrower or materially impair the value of such Property subject thereto, (v) encumbrances (other than to secure the payment of borrowed money or the deferred purchase price of Property or services), rights of first refusal, easements, restrictions, servitudes, permits, conditions, covenants, exceptions or reservations in any rights of way or other Property of the Borrower for the purpose of roads, pipelines, transmission lines, transportation lines, distribution lines for the removal of gas, oil, coal or other minerals or timber, and other like purposes, or for the joint or common use of real estate, rights of way, facilities and equipment, and defects, irregularities, zoning restrictions and deficiencies in title of any rights of way or other Property which in the aggregate do not materially impair the use of such rights of way or other Property for the purposes of which such rights of way and other Property are held by the Borrower or materially impair the value of such Property subject thereto, (vi) deposits to secure the performance of bids, trade contracts, surety and appeal bonds, and performance bonds leases, statutory obligations and other obligations of a like nature incurred in the ordinary course of business, (vii) reservations in original grants from any Governmental Authority, (viii) Liens associated with judgments not prohibited by Section 8.1(h) of the U.S. Credit Agreement, (ix) rights of any Governmental Authority to terminate a lease and (x) Liens to secure intercompany Investments permitted by Sections 7.3(h) or (i) of the U.S. Credit Agreement, provided that such a Lien does not encumber any Oil and Gas Properties.

“Existing Credit Facilities” means (i) that certain Credit Agreement [U.S. Revolving Credit Agreement], dated as of March 20, 2001, among the Parent, JPMorgan Chase Bank, formerly known as The Chase Manhattan Bank, as global administrative agent, and the other agents and lenders party thereto, (ii) that certain Credit Agreement [Canadian Revolving Credit Agreement], dated as of March 20, 2001, among TBF, TBRL, JPMorgan Chase Bank, formerly known as The Chase Manhattan Bank, as global administrative agent, JPMorgan Chase Bank, Toronto Branch, formerly known as The Chase Manhattan Bank of Canada, as Canadian administrative agent, and the other agents and lenders party thereto, and (iii) the Matador Credit Facility.

“Financing Transactions” means the execution, delivery and performance by each Loan Party of the Loan Documents to which it is to be a party, the borrowing of Loans and the use of the proceeds thereof.

“Global Administrative Agent” means JPMorgan Chase Bank, in its capacity as global administrative agent for the Combined Lenders, and its successors.

“Global Borrowing Base” means the “Global Borrowing Base” (as defined in the U.S. Credit Agreement) as determined from time to time pursuant to Section 2.7.

“Global Borrowing Base Utilization” means, at the time of determination, an amount (expressed as a percentage) equal to the quotient of (i) the Equivalent

Amount in U.S. Dollars of the Combined Credit Exposure divided by (ii) the Global Borrowing Base.

“Global Effective Date” means March 20, 2001.

“Governmental Rule” means any statute, law, regulation, ordinance, rule, judgment, order, decree, permit, concession, grant, franchise, license, agreement, directive or other governmental restriction or binding form of decision of or determination by, or binding interpretation or administration of any of the foregoing by, any Governmental Authority, whether now or hereafter in effect.

“Indebtedness” means, for any Person the sum of the following (without duplication): (i) all obligations of such Person for borrowed money or evidenced by bonds, debentures, notes or other similar instruments, (ii) all obligations of such Person (whether contingent or otherwise) in respect of bankers’ acceptances, letters of credit, surety or other bonds and similar instruments, (iii) all obligations of such Person to pay the deferred purchase price of Property or services (other than (A) for borrowed money and (B) for trade accounts payable incurred in the ordinary course of business which are outstanding for not more than 90 days), (iv) all Capital Lease Obligations, (v) all obligations under operating leases which require such Person or its Affiliate to make payments over the term of such lease, including payments at termination, based on the purchase price or appraisal value of the Property subject to such lease plus a marginal interest rate, and used primarily as a financing vehicle for, or to monetize, such Property, (vi) all Indebtedness (as described in the other clauses of this definition) and other obligations of others secured by a Lien on any asset of such Person, whether or not such Indebtedness is assumed by such Person, (vii) all Indebtedness (as described in the other clauses of this definition) and other obligations of others Guaranteed by such Person or in which such Person otherwise assures a creditor against loss of the debtor or obligations of others, (viii) all obligations or undertakings of such Person to maintain or cause to be maintained the financial position or covenants of others or to purchase the Indebtedness or Property of others, (ix) obligations to deliver goods or services, including, without limitation, Hydrocarbons and the forward sale of Hydrocarbons, in consideration of advance payments, (x) obligations to pay for goods or services whether or not such goods or services are actually received or utilized by such Person which are more than 90 days past due and (xi) the undischarged balance of any Production Payment created by such Person or for the creation of which such Person directly or indirectly received payment, to the extent such Production Payment would be reflected on a consolidated balance sheet of such Person; provided, however, that, with respect to determining the amount of Indebtedness under clause (i) above, any application of Financial Accounting Standard No. 133 that would have increased or decreased the principal amount of any obligation for borrowed money shall be disregarded.  The Indebtedness of any Person shall include the Indebtedness of any other Person (including any partnership in which such Person is a general partner) to the extent such Person is liable therefor as a result of such Person’s ownership interest in or other relationship with such Person, except to the extent the terms of such Indebtedness provide that such Person is not liable therefor.

“Intercreditor Agreement” means that certain Intercreditor Agreement dated as of even date herewith by and among the Global Administrative Agent, the Global Syndication Agents, the Canadian Administrative Agent, the other agents party thereto and the Combined Lenders, as amended, supplemented, restated or otherwise modified from time to time in accordance with the Combined Loan Documents.

“LIBO Rate” means, with respect to any Eurodollar Borrowing for any Interest Period, the rate appearing on Page 3750 of the Telerate Service (or on any successor or substitute page of such Service, or any successor to or substitute for such Service, providing rate quotations comparable to those currently provided on such page of such Service, as determined by the Global Administrative Agent from time to time for purposes of providing quotations of interest rates applicable to Dollar deposits in the London interbank market) at approximately 11:00 a.m., London time, two Business Days prior to the commencement of such Interest Period, as the rate for Dollar deposits with a maturity comparable to such Interest Period.  In the event that such rate is not available at such time for any reason, then the “LIBO Rate” with respect to such Eurodollar Borrowing for such Interest Period shall be the rate at which Dollar deposits of U.S.$5,000,000 and for a maturity comparable to such Interest Period are offered by the principal London office of the Global Administrative Agent in immediately available funds in the London interbank market at approximately 11:00 a.m., London time, two Business Days prior to the commencement of such Interest Period.

“Loan Documents” means (a) this Agreement, the Security Documents, the Fee Letter, the Intercreditor Agreement, the Senior Debt Intercreditor Agreement, if any, the Hedging Agreements between the Borrower and any Lender or any Affiliate of a Lender, any Borrowing Request and any Interest Election Request, any Assignment and Acceptance, and (b) each other agreement, document or instrument delivered by the Borrower or any other Person in connection with this Agreement, as such may be amended from time to time.

“Loan Parties” means the Parent, the Borrower, the Guarantors, and, after the date of this Agreement, any other Affiliate of the Borrower that executes a Loan Document, for so long as such Loan Document is in effect.

“Majority Lenders” means the Combined Lenders holding Loans hereunder and Combined Revolving Commitments (or Combined Revolving Credit Exposure, as applicable) in the aggregate greater than 50% of the sum of (i) the aggregate unpaid principal amount of the Equivalent Amount in U.S. Dollars of the Loans hereunder and (ii) the aggregate Combined Revolving Commitments under the Combined Loan Documents, or, if the Combined Revolving Commitments have been terminated, the aggregate Combined Revolving Credit Exposure under the Combined Loan Documents.

“Material Adverse Effect” means any material and adverse effect on (i) the assets, liabilities, financial condition, business, operations or affairs of the Parent and its Subsidiaries, taken as a whole, different from those reflected in the Financial

Statements or from the facts represented or warranted in any Combined Loan Document, or (ii) the ability of the Parent and its Subsidiaries taken as a whole to carry out their business as at the Global Effective Date or as proposed as of the Global Effective Date to be conducted or meet their obligations under the Combined Loan Documents on a timely basis.

“Overdraft Facility” is defined in Section 7.1(k) of the U.S. Credit Agreement.

“Parent Guaranty” means a Guaranty dated as of June 27, 2003, executed and delivered by the Parent pursuant to Section 4.1(a) hereof in favor of the Global Administrative Agent and substantially in the form of Exhibit G attached hereto, as amended, supplemented, restated or otherwise modified from time to time in accordance with the terms of this Agreement and the other Loan Documents.

“Pledge Agreements” means, collectively, (i) the Pledge Agreement, dated as of June 27, 2003, delivered by the Parent in substantially the form of Exhibit F-1 to the Canadian Revolving Credit Agreement, and (ii) the Pledge Agreement, dated as of June 27, 2003 delivered by Matador in substantially the form of Exhibit F-2 to the Canadian Revolving Credit Agreement, each as amended, supplemented, restated or otherwise modified from time to time in accordance with the Loan Documents.  The term “Pledge Agreements” shall include each and every Pledge Agreement executed and delivered pursuant to the Loan Documents.

“Required Lenders” means the Combined Lenders holding Loans and Combined Revolving Commitments (or Combined Revolving Credit Exposure, as applicable) in the aggregate greater than or equal to 66 2/3% of the sum of (i) the aggregate unpaid principal amount of the Equivalent Amount in U.S. Dollars of the Loans and (ii) the aggregate Combined Revolving Commitments under the Combined Loan Documents, or, if the Combined Revolving Commitments have been terminated, the aggregate Combined Revolving Credit Exposure under the Combined Loan Documents.

“Reserve Report” shall have the meaning set forth in the U.S. Credit Agreement.

“Revolving Borrowing Base” means, as of the date of any Global Borrowing Base redetermination, an amount equal to the Global Borrowing Base less the aggregate amount of the Loans outstanding hereunder, as such amount may thereafter be adjusted pursuant to Sections 2.7(g) or (h) of the U.S. Credit Agreement or this Agreement, as applicable, until the date of the next Global Borrowing Base redetermination.

“Security Documents” means the Pledge Agreements, the Guaranties, the Debentures (if any), the Security Agreements (if any) and each other security agreement or other instrument or document executed and delivered pursuant to

Sections 4.1 or 5.6 or pursuant to the Loan Documents to secure any of the Obligations.

“Super Majority Lenders” means the Combined Lenders holding Loans hereunder and Combined Revolving Commitments (or Combined Revolving Credit Exposure, as applicable) in the aggregate greater than or equal to 75% of the sum of (i) the aggregate unpaid principal amount of the Equivalent Amount in U.S. Dollars of the Loans hereunder and (ii) the aggregate Combined Revolving Commitments under the Combined Loan Documents, or, if the Combined Revolving Commitments have been terminated, the aggregate Combined Revolving Credit Exposure under the Combined Loan Documents.

“TBF Documents” means (i) that certain Term Debenture issued as of March 20, 2001 by TBRL to TBF and due March 20, 2021, (ii) that certain Subscription Agreement dated as of March 20, 2001, between TBRL and the Borrower, (iii) that certain Preferred Stock Purchase Agreement dated as of March 20, 2001, between TBF and Borrower and (iv) that certain letter agreement between the Borrower and TBF in respect of its Guarantee of the obligations of TBF under the Combined Loan Documents, each as amended, modified, supplemented, waived or replaced from time to time.

“U.S. Commitment” means, with respect to each U.S. Lender, the “Commitment” of such U.S. Lender (as defined in the U.S. Credit Agreement).  The initial aggregate amount of the U.S. Lenders’ Commitments is U.S.$290,000,000.

“U.S. Credit Agreement” means that certain Credit Agreement dated as of June 27, 2003, among the Parent, the U.S. Lenders, the Global Administrative Agent and the other agents party thereto, as it may be amended, supplemented, restated or otherwise modified and in effect from time to time.

“U.S. Documentation Agent” means U.S. Bank National Association, in its capacity as U.S. documentation agent for the U.S. Lenders under the U.S. Credit Agreement and its successors.

“U.S. Loan Documents” means the U.S. Credit Agreement, the U.S. Security Documents, any assignment agreements, and any agreement with respect to fees, together with all exhibits, schedules and attachments thereto, and all other agreements, documents, certificates, financing statements and instruments from time to time executed and delivered pursuant to or in connection with any of the foregoing.

“U.S. Obligations” means, at any time, the sum of (a) the aggregate “Credit Exposure” (as defined in the U.S. Credit Agreement) of the U.S. Lenders under the U.S. Loan Documents plus (b) all accrued and unpaid interest and fees owing to the U.S. Lenders under the U.S. Loan Documents plus (c) all other obligations (monetary or otherwise) of the Parent to any U.S. Lender or the “Agents” (as defined in the U.S.

Credit Agreement) under the U.S. Credit Agreement, whether or not contingent, arising under or in connection with any of the U.S. Loan Documents.

(iii)                               Section 1.1 of the Credit Agreement is hereby amended by deleting the definitions of “Approved Engineer,” “Canadian Documentation Agent,” “Canadian Syndication Agents,” “Co-Agent,” “Code,” “dollars, or U.S. Dollars or $ or U.S.$,” “Managing Agent,” “Net Liabilities” “Stellarton,” “Stellarton Credit Facility,” “TBF/TBRL Funding Agreement” and “U.S. Syndication Agent,” as well as all references in the Credit Agreement thereto.

(iv)                              Section 1.1 of the Credit Agreement is hereby amended by deleting the table in the definition of “Applicable Rate” and replacing it with the following table:

Global Borrowing Base Utilization:	Eurocurrency Interest Period (in basis points)	ABR Interest Period (in basis points)
Less than 25%	137.5	12.5
25% or greater and less than 50%	150.0	25.0
50% or greater and less than 75%	162.5	37.5
75% or greater	175.0	50.0

b.                                      Section 2.2(c) of the Credit Agreement hereby is amended by deleting the phrase “U.S.$1,000,000 or C$1,000,000” in the third line of that Section and replacing it with the phrase “U.S.$5,000,000 or C$5,000,000” in substitution therefor.

c.                                       Section 2.7 of the Credit Agreement hereby is amended in its entirety to read as follows:

“                                          SECTION 2.7 Global Borrowing Base.

(a)                                  Effectiveness.  Notwithstanding anything to the contrary in this Agreement, (i) for so long as any of the Combined Revolving Commitments are in effect and/or any Combined Revolving Obligation is outstanding, the Global Borrowing Base shall be determined in accordance with Section 2.7 of the U.S. Credit Agreement and (ii) after the termination of the Combined Revolving Commitments and the satisfaction in full of all Combined Revolving Obligations, the Global Borrowing Base shall be determined in accordance with Section 2.7 hereof as set forth below.

(b)                                 Annual Scheduled Determinations of the Global Borrowing Base. Promptly after January 1st of each calendar year (commencing January 1, 2004), and in any event prior to March 1st of each calendar year, the Parent shall furnish to the Global Administrative Agent and the Combined Lenders a Reserve Report in form and substance reasonably satisfactory to the Global Administrative Agent, which report shall evaluate as of December 31st of the immediately preceding calendar year the Proven Reserves attributable to the Oil and Gas Properties which the Parent wishes to include in the Global Borrowing Base, and a projection of the rate of production and net operating income with respect thereto, as of such date, together with additional data concerning pricing, hedging, operating costs and quantities of production, and other information and engineering and geological data as the Global Administrative Agent or any Combined Lender may reasonably request.  Within 30 days after receipt of such report and information, the Global Administrative Agent shall make an initial determination of the amount of credit to be made available to the Parent, and shall promptly notify the Combined Lenders in writing of the Global Administrative Agent’s initial determination of the Global Borrowing Base.  The Global Administrative Agent shall make such determination in accordance with its customary practices and standards for oil and gas loans and in the exercise of its sole discretion. Within fifteen (15) days following their receipt of the proposed amount for the redetermined Global Borrowing Base, (x) the Super Majority Lenders if the proposed amount is an increase or (y) the Required Lenders if the proposed amount is a decrease or maintenance, shall approve or reject the Global Administrative Agent’s initial determination of the Global Borrowing Base by written notice to the Global Administrative Agent; provided, however that failure by any Combined Lender to reject in writing the Global Administrative Agent’s determination of the Global Borrowing Base within said fifteen (15) day period shall be deemed an acceptance of such determination by such Combined Lender.  If the Super Majority Lenders or the Required Lenders, as applicable, fail to approve any such determination of the Global Borrowing Base made by the Global Administrative Agent hereunder, then the Global Administrative Agent shall poll the Combined Lenders and the Global Borrowing Base shall be set at the highest amount on which the Super Majority Lenders if such number would result in an increase in the Global Borrowing Base or otherwise, the Required Lenders, can agree, it being understood that a Combined Lender is deemed to have agreed to any and all amounts that are lower than the amount actually determined by such Combined Lender to be the appropriate value of the Global Borrowing Base.  Upon approval or deemed approval by the Super Majority Lenders or the Required Lenders, as applicable, of the Global Borrowing Base, the Global Administrative Agent upon notice thereof shall, by written notice to the Parent, and the Combined Lenders, designate the new Global Borrowing Base available to the Parent, the Borrowers and the Canadian Term Borrower (each such notice in this Section 2.7(b) a “Global Borrowing Base Designation Notice”).

(c)                                  [Intentionally blank].

(d)                                 [Intentionally blank].

(e)                                  Discretionary Determination of the Global Borrowing Base.  Each of (i) the Global Administrative Agent or the Majority Lenders in the event that Global Borrowing Base Utilization exceeds 50% at any time for a period of greater than fifteen (15) consecutive Business Days or (ii) (A) the Parent or (B) the Global Administrative Agent, at the request of the Required Lenders, shall have the right to request in writing a redetermination of the Global Borrowing Base, in its sole discretion at any time and from time to time, provided, that clause (i) and clause (ii) may each be the basis of an unscheduled redetermination not more often than one (1) time during any calendar year. If any Person shall request discretionary redetermination of the Global Borrowing Base pursuant to the provisions of this Section 2.7(e), the Parent shall within 30 days of receipt of a request therefor from the Global Administrative Agent, deliver to the Global Administrative Agent a Reserve Report dated as of the date requested in such notice and such updated engineering, production, operating and other data as the Global Administrative Agent or any other Combined Lender may reasonably request.  The Super Majority Lenders if such number would result in an increase in the Global Borrowing Base or otherwise, the Required Lenders, shall approve and designate the new Global Borrowing Base in accordance with the procedures and standards described in Section 2.7(b).

(f)                                    General Provisions With Respect to the Global Borrowing Base.  The determination of the Global Borrowing Base shall be made by the Global Administrative Agent and the Super Majority Lenders or Required Lenders, as applicable, taking into consideration the estimated value of the Oil and Gas Properties owned by the Parent and its Subsidiaries as reflected in the most recent Reserve Report delivered hereunder and any other relevant information obtained by or delivered to the Global Administrative Agent or any other Combined Lender, all in accordance with the other provisions of this Section 2.7 in accordance with their customary practices for oil and gas loans as in effect from time to time.  It is understood by the parties hereto that the Combined Lenders shall have no commitment or obligation whatsoever to increase the Global Borrowing Base to any amount in excess of U.S.$425,000,000, and nothing herein contained shall be construed to be a commitment by the Combined Lenders to so increase the Global Borrowing Base.  The Global Borrowing Base may be redetermined pursuant to Section 2.7(b) (annual) and Section 2.7(e) (unscheduled) and may be adjusted from time to time to give effect to issuances of Senior Debt or Subordinated Debt under Section 2.7(g) and the occurrence of Casualty Events under Section 2.7(h).  In connection with any redetermination or adjustment pursuant to any of the foregoing, if the Global Administrative Agent determines that a Global Borrowing Base Deficiency exists, the Global Administrative Agent shall give written notice thereof to the Parent and Borrower and the date such notice is received shall be the “Deficiency Notification Date”.

(g)                                 [Intentionally blank].

(h)                                 [Intentionally blank].”

d.                                      Section 2.10 of the Credit Agreement hereby is amended in its entirety to read as follows:

“                                          SECTION 2.10                    Prepayment of Loans.

(a)                                  The Borrower shall have the right at any time and from time to time to prepay the Loans in whole or in part, subject to the requirements of Section 2.10(c).

(b)                                 [Intentionally blank];

(c)                                  The Borrower shall notify the Global Administrative Agent by telephone (confirmed by telecopy) of any prepayment hereunder (i) in the case of prepayment of a Eurodollar Interest Period, not later than 1:00 p.m., Toronto time, two (2) Business Days before the date of prepayment or (ii) in the case of prepayment of an ABR Interest Period, not later than 11:00 a.m., Toronto time, on the date of prepayment.  Each such notice shall be irrevocable and shall specify the prepayment date and the principal amount of the Loan or portion thereof to be prepaid (which amount shall be in a minimum principal amount of U.S.$1,000,000 or C$1,000,000 and in U.S.$1,000,000 or C$1,000,000 increments in excess thereof).  Promptly following receipt of any such notice relating to a prepayment, the Global Administrative Agent shall advise the Lenders of the contents thereof.  Each prepayment shall be applied ratably to the Loans.  Prepayments shall be accompanied by accrued interest to the extent required by Section 2.12 and by any other amounts then due under this Agreement (including all amounts due under Section 2.16).”

e.                                       Section 2.12(d) of the Credit Agreement hereby is amended by deleting the word “Required” in the fourth line of that Section and replacing it with the word “Majority” in substitution therefor.

f.                                         Section 2.13(b) of the Credit Agreement hereby is amended by deleting the word “Required” in the first line of that Section and replacing it with the word “Majority” in substitution therefor.

g.                                      Section 2.18(a) of the Credit Agreement hereby is amended in its entirety to read as follows:

“                                          (a)                                  The Borrower shall make each payment required to be made by it hereunder or under any other Loan Document (whether of principal, interest or fees, or of amounts payable under Section 2.15, 2.16 or 2.17, or otherwise) prior to the time expressly required hereunder or under such other Loan Document for such payment (or, if no such time is expressly required, prior to 12:00 noon, Toronto time), on the date when due, in immediately available funds in the appropriate Currency, without set-off or counterclaim. Any amounts received after such time on any date may, in the discretion of the Canadian Administrative Agent, be deemed to have been received on the next succeeding Business Day for purposes of calculating interest thereon.  All such payments shall be made to the Canadian Administrative Agent c/o JPMorgan Chase Bank, Toronto Branch, 200 Bay Street, Suite 1800, Royal Bank Plaza, South Tower, Toronto, Ontario, Canada M5J 2J2, Attention: Drew McDonald, Telephone: 416-981-9143, Fax: 416-981-9138, with a copy to JPMorgan Chase Bank, Loan and Agency Services, 1111 Fannin, 8th floor, Houston, TX 77002, Attention:  James DeLeon, Telephone: 713-750-2366, Fax: 713-427-6307, except payments pursuant to Sections 2.15, 2.16, 2.17(c) and 10.3 shall be made directly to the Persons entitled thereto and payments pursuant to other Loan Documents shall be made to the Persons specified therein.  The Canadian Administrative Agent shall distribute any such payments received by it for the account of any other Person to the appropriate recipient promptly following receipt thereof.  Except as set forth in clause (a) of the definition of “Interest Period”, if any payment under any Loan Document shall be due on a day that is not a Business Day, the date for payment shall be extended to the next succeeding Business Day, and, in the case of any payment accruing interest, interest thereon shall be payable for the period of such extension. All payments under each Loan Document shall be made in the appropriate Currency as required pursuant to the Loan Documents.”

h.                                      Section 3.6 of the Credit Agreement hereby is amended by inserting the following words at the beginning of the sentence:

“Except for filings necessary to perfect Liens created under the Combined Loan Documents, no”

i.                                          Section 3.11 of the Credit Agreement hereby is amended in its entirety to read as follows:

“                                          SECTION 3.11                    No Material Misstatements.  No written information, statement, exhibit, certificate, document or report furnished to the Global Administrative Agent, the Canadian Administrative Agent, the other Agents and the Lenders (or any of them) by the Borrower in connection with the negotiation of the Combined Loan Documents contained any material misstatement of fact or omitted to state a material fact or any fact necessary to make the statement contained therein not materially misleading in the light of the circumstances in which made and with respect to the Parent and its Subsidiaries taken as a whole.  There is no fact existing with respect to the Parent or any of its Subsidiaries which could reasonably be expected to have a Material Adverse Effect or in the future could reasonably be likely to have (so far as the Borrower can now foresee) a Material Adverse Effect and which has not been set forth in this Agreement or the other documents, certificates and statements furnished to the Global Administrative Agent and the Canadian Administrative Agent by or on behalf of the Borrower or any of its Subsidiaries prior to, or on, the Global Effective Date in connection with the transactions contemplated hereby.”

j.                                          ARTICLE V of the Credit Agreement is restated in its entirety to read as follows:

“                                          The Borrower agrees with the Global Administrative Agent, the Canadian Administrative Agent, the other Agents and each Lender that, until the Obligations shall have been paid and performed in full, the Borrower will perform the obligations set forth in this Article.

SECTION 5.1 Reporting Requirements.  The Borrower shall deliver, or shall cause to be delivered, to the Global Administrative Agent, the Canadian Administrative Agent and each Lender:

(a)                                  Compliance Certificate.  Concurrently with any delivery of financial statements under clause (a) or (b) of Section 5.1 of the U.S. Credit Agreement, if the Parent has not supplied a compliance certificate, in substantially the form of Exhibit C thereto or any other form approved by the Global Administrative Agent, executed by an Authorized Officer of the Parent, then the Borrower shall deliver a compliance certificate substantially in the form of Exhibit C hereto certifying as to whether a Default has occurred and, if a Default has occurred, specifying the details thereof and any action taken or proposed to be taken with respect thereto;

(b)                                 Notice of Default, Etc.  Promptly after the Borrower knows that any Default or any Material Adverse Effect has occurred, a notice of such Default or Material Adverse Effect, describing the same in reasonable detail and the action the Borrower proposes to take with respect thereto; and

(c)                                  Other Matters.  From time to time such other information regarding the business, affairs or financial condition of the Borrower as any Lender, the Global Administrative Agent or Canadian Administrative Agent may reasonably request.

SECTION 5.2 Litigation.  The Borrower, if the Parent has not done so, shall promptly give to the Global Administrative Agent and the Canadian Administrative Agent notice of: (i) all legal or arbitral proceedings, and of all proceedings before any Governmental Authority affecting the Borrower, except proceedings which, if adversely determined, could not reasonably be expected to have a Material Adverse Effect, (ii) any litigation or proceeding against or adversely affecting the Borrower in which injunctive or similar relief is sought and (iii) the occurrence of any development with respect to any action, suit or proceeding previously disclosed to the Global Administrative Agent or the Lenders pursuant to this Agreement if such action, suit or proceeding could reasonably be expected to result in a Material Adverse Effect.  The Borrower will promptly notify the Global Administrative Agent, the Canadian Administrative Agent and each of the Lenders of any claim, judgment, Lien or other encumbrance affecting any Property of the Borrower if the value of the claim, judgment, Lien, or other encumbrance when aggregated with all other existing claims, judgment or Liens affecting such Property shall exceed U.S.$10,000,000.

SECTION 5.3 Maintenance, etc.  The Borrower shall: preserve and maintain its corporate existence and all of its material rights, privileges and franchises; keep books of record and account in which full, true and correct entries will be made of all dealings or transactions in relation to its business and activities; comply with all Governmental Rules if failure to comply with any such requirements could reasonably be expected to have a Material Adverse Effect; pay and discharge all taxes, assessments and governmental charges or levies imposed on it or on its income or profits or on any of its Property prior to the date on which penalties attach thereto, except for any such tax, assessment, charge or levy the payment of which is being contested in good faith and by proper proceedings and against which adequate reserves are being maintained; upon reasonable notice, permit representatives of the Global Administrative Agent, the Canadian Administrative Agent or any Lender,

during normal business hours, to examine, copy, and make extracts from its books and records, to inspect its Properties, and to discuss its business and affairs with its officers, all to the extent reasonably requested by such Lender, the Global Administrative Agent or the Canadian Administrative Agent (as the case may be).

SECTION 5.4 Further Assurances.

(a)                                  The Borrower will, and will cause each Loan Party to, at the Borrower’s expense, cure promptly any defects in the execution and delivery of this Agreement and any other Loan Document to which it is a party.  The Borrower, at its expense, will promptly execute and deliver to the Global Administrative Agent all such other documents, agreements and instruments reasonably requested by the Global Administrative Agent to comply with or accomplish the covenants and agreements of the Borrower in this Agreement and any other Loan Document, or to file any notices or obtain any consents, all as may be reasonably necessary or appropriate in connection therewith.

(b)                                 If any “Security Documents” (as defined in the U.S. Credit Agreement) are delivered pursuant to Sections 5.13(b) or (c) of the U.S. Credit Agreement and if any Security Documents are delivered pursuant to Section 5.6 hereof, then the Borrower agrees that it will, and will cause each Loan Party to, at Borrower’s expense, (i) cure promptly any defects in the execution and delivery of such Security Documents, and (ii) execute any and all further documents, financing statements, agreements and instruments and take all such further actions (including the filing and recording of financing statements, fixture filings, debentures, mortgages, deeds of trust and other documents) that may be required under any applicable law or which the Global Administrative Agent may reasonably request, to effect the transactions contemplated by Sections 5.13(b) or (c) of the U.S. Credit Agreement and Section 5.6 hereof or such Security Documents, or to grant, preserve, protect or perfect the Liens created or intended to be created thereby or the validity or priority of any such Lien, all at the expense of the Loan Parties.

(c)                                  The Borrower agrees to provide to the Global Administrative Agent, from time to time upon reasonable request of the Global Administrative Agent, information that is in the possession of the Borrower or its Subsidiaries or otherwise reasonably obtainable by any of them, reasonably satisfactory to the Global Administrative Agent as to the perfection and priority of the Liens created or intended to be created by the Security Documents.  The Security Documents shall remain in effect at all times unless otherwise released pursuant to the terms of this Agreement.

(d)                                 The Borrower hereby authorizes the Global Administrative Agent and the Lenders to file one or more financing or continuation statements, and amendments thereto, relative to all or any part of the Collateral without the signature of the Borrower or any other Loan Party where permitted by law.  A carbon, photographic or other reproduction of the Security Documents or any financing statement covering the Collateral or any part thereof shall be sufficient as a financing statement where permitted by law.  The Global Administrative Agent will promptly send the Borrower any financing or continuation statements it files without the signature of the Borrower or any other Loan Party and the Global Administrative Agent will promptly send the Borrower the filing or recordation information with respect thereto.

SECTION 5.5 Performance of Obligations.  The Borrower will do and perform every act and discharge all of the Obligations at the time or times and in the manner specified.

SECTION 5.6 U.S. Material Subsidiaries.  The Parent shall and shall cause each U.S. Material Subsidiary to execute a U.S. Material Subsidiary Guaranty within 30 days after such Subsidiary becomes a U.S. Material Subsidiary.

SECTION 5.7 Covenants in the Parent Guaranty.  Until the payment in full in cash of all Obligations, the Borrower covenants and agrees that it will perform, comply with, observe and fulfill, each of the covenants, agreements and obligations contained in the U.S. Credit Agreement (or, if the U.S. Credit Agreement has been terminated, the covenants, agreements and obligations in effect immediately prior to the termination of the U.S. Credit Agreement) including, without limitation, Article V and Article VII of the U.S. Credit Agreement, and in the Parent Guaranty pertaining or otherwise applicable to the Borrower in its capacity as a Subsidiary of the Parent.  The Borrower hereby irrevocably and unconditionally agrees to be bound by such covenants, agreements and obligations applicable to it in such capacity as if the Borrower were a party to the U.S. Credit Agreement and the Parent Guaranty and such covenants, agreements and obligations applicable to it in such capacity are hereby reaffirmed by the Borrower.

SECTION 5.8 Obligations to Cure.  If, (i) the Global Borrowing Base is (A) redetermined under Section 2.7, or (B) reduced pursuant to any other provision of this Agreement or the U.S. Credit Agreement, and, as a result thereof, a Global Borrowing Base Deficiency occurs or (ii) the aggregate amount of the Equivalent Amount in U.S. Dollars of the Loans of all Lenders shall exceed the aggregate amount of the Commitments of the Lenders, then the Borrower shall eliminate such Borrowing Base Deficiency or funding excess within 180 days following the Deficiency Notification Date or the notification of such funding excess, as applicable, with respect to such Borrowing Base Deficiency or funding excess, and provided further that within 90 days following the Deficiency Notification Date or the notification of such funding excess, as applicable, the Borrower shall have reduced by one-half the amount of such Borrowing Base Deficiency or such funding excess.”

k.                                       Amendment to Section 7.2.  Section 7.2 of the Credit Agreement is amended by inserting, in the appropriate order, the following (with appropriate alphabetical changes to subsequent subsections of Section 7.2):

“                          (b)                                                                                                 Liens securing the payment of any Senior Debt incurred by the Borrower or any of its Subsidiaries, including, without limitation, the Senior Notes; provided that (i) the Combined Obligations owed by such Persons are secured equally and ratably by such permitted Liens and (ii) the holders of such Senior Debt have entered into a Senior Debt Intercreditor Agreement with the Global Administrative Agent regarding the exercise of such permitted Liens;”

l.                                          Section 8.1(k) of the Credit Agreement is hereby amended by deleting the word “collateral” in the second line of that section and replacing it with the word “Collateral” in substitution therefor.

m.                            Section 8.2 of the Credit Agreement is hereby amended by deleting the phrase “Section 8.1(g)” in the second line of that section and replacing it with the phrase “Section 8.1(f) or (g)” in substitution therefor.

n.                                      Section 8.3 of the Credit Agreement is restated in its entirety to read as follows:

“                                          SECTION 8.3                          Action if Other Event of Default.  If any Event of Default (other than any Event of Default described in Section 8.1(f) or (g)) shall occur for any reason, whether voluntary or involuntary, and be continuing, the Majority Lenders may, by notice to the Borrower, declare all of the outstanding principal amount of the Loans and all other obligations hereunder to be due and payable, whereupon the full unpaid amount of such Loans and other obligations shall be and become immediately due and payable, without demand, protest or presentment or notice of any kind, all of which are hereby waived by the Borrower.  Without limiting the foregoing, the Agents and the Lenders shall be entitled to exercise any and all other remedies available to them under the Loan Documents and applicable law.”

o.                                      ARTICLE IX of the Credit Agreement is restated in its entirety to read as follows:

“                                          Each of the Lenders and the Agents hereby irrevocably appoints JPMorgan Chase Bank as the Global Administrative Agent, JPMorgan Chase Bank, Toronto Branch, as the Canadian Administrative Agent, BNP Paribas, Wachovia Bank, National Association and The Bank of Nova Scotia, as Global Syndication Agents, and Wells Fargo Bank, N.A., as Canadian Term Documentation Agent, and authorizes each such Agent to take such actions on its behalf and to exercise such powers as are delegated to such Agent by the terms of the Loan Documents, together with such actions and powers as are reasonably incidental thereto.

Any bank serving as an Agent hereunder shall have the same rights and powers in its capacity as a Lender as any other Lender and may exercise the same as though it were not an Agent, and such bank and its Affiliates may accept deposits from, lend money to and generally engage in any kind of business with the Borrower or any Affiliate thereof as if it were not an Agent hereunder.

The Agents shall not have any duties or obligations except those expressly set forth in the Loan Documents.  Without limiting the generality of the foregoing, (a) the Agents shall not be subject to any fiduciary or other implied duties, regardless of whether a Default has occurred and is continuing, (b) each Agent shall not have any duty to take any discretionary action or exercise any discretionary powers, except discretionary rights and powers expressly contemplated by the Loan Documents that such Agent is required to exercise following its receipt of written instructions from the Majority Lenders (or such other number or percentage of the Combined Lenders as shall be necessary under the circumstances as provided in Section 10.2), and (c) except as expressly set forth in the Loan Documents, the Agents shall not have any duty to disclose, and shall not be liable for the failure to disclose, any information relating to the Parent or the Borrower, any of the Parent’s other Subsidiaries that is communicated to or obtained by the bank serving as such Agent or any of its Related Parties in any capacity.  Each Agent shall not be liable for any action taken or not taken by it with the consent or at the request of the Majority Lenders (or such other number or percentage of the Combined Lenders as shall be necessary under the circumstances as provided in Section 10.2) or in the absence of its own gross negligence or willful misconduct; PROVIDED, HOWEVER, THAT IT IS THE INTENTION OF THE PARTIES HERETO THAT EACH OF THE AGENTS BE INDEMNIFIED IN THE CASE OF ITS OWN NEGLIGENCE (OTHER THAN GROSS NEGLIGENCE), REGARDLESS OF WHETHER SUCH NEGLIGENCE IS SOLE OR CONTRIBUTORY, ACTIVE OR PASSIVE, IMPUTED, JOINT OR TECHNICAL.  Each Agent shall be deemed not to have knowledge of any Default unless and until written notice thereof is given to such Agent by the Borrower or a Lender, and such Agent shall not be responsible for or have any duty to ascertain or inquire into (i) any statement, warranty or representation made in or in connection with any Loan Document, (ii) the contents of any certificate, report or other document delivered thereunder or in connection therewith, (iii) the performance or observance of any of the covenants, agreements or other terms or conditions set forth in any Loan Document, (iv) the validity, enforceability, effectiveness or genuineness of any Loan Document or any other agreement, instrument or document, or (v) the satisfaction of any condition set forth in Article IV or elsewhere in any Loan Document, other than to confirm receipt of items expressly required to be delivered to such Agent.

The Global Administrative Agent, the Canadian Administrative Agent and the other Agents shall be entitled to rely upon, and shall not incur any liability for relying upon, any notice, request, certificate, consent, statement, instrument, document or other writing believed by it to be genuine and to have been signed or sent by the proper Person.  The Global Administrative Agent, the Canadian Administrative Agent and the other Agents also may rely upon any statement made to it orally or by telephone and believed by it to be made by the proper Person, and shall not incur any liability for relying thereon.  The Global Administrative Agent, the Canadian Administrative Agent and the other Agents may consult with legal counsel (who may be counsel for the Borrower), independent accountants and other experts selected by it, and shall not be liable for any action taken or not taken by it in accordance with the advice of any such counsel, accountants or experts.

Any Agent may perform any and all its duties and exercise its rights and powers by or through any one or more sub-agents appointed by such Agent.  Any Agent and any such sub-agent may perform any and all its duties and exercise its rights and powers through their respective Related Parties.  The exculpatory provisions of the preceding paragraphs shall apply to any such sub-agent and to the Related Parties of such Agent and any such sub-agent, and shall apply to their respective activities in connection with the syndication of the credit facilities provided for herein as well as activities as an Agent.

Subject to the appointment and acceptance of a successor Global Administrative Agent or Canadian Administrative Agent as provided in this paragraph, the Global Administrative Agent or Canadian Administrative Agent may resign at any time by notifying the Combined Lenders and the Borrower.  Upon any such resignation, the Majority Lenders shall have the right, in consultation with the Borrower, to appoint a successor.  If no successor shall have been so appointed by the Majority Lenders and shall have accepted such appointment within 30 days after the retiring Global Administrative Agent or retiring Canadian Administrative Agent gives notice of its resignation, then the retiring Global Administrative Agent or the Canadian Administrative Agent may, on behalf of the Combined Lenders, appoint a successor Global Administrative Agent or the Canadian Administrative Agent, respectively, which shall be a bank with an office in New York City or Toronto, respectively, or an Affiliate of any such bank.  Upon the acceptance of its appointment as Global Administrative Agent or the Canadian Administrative Agent hereunder by a successor, such successor shall succeed to and become vested with all the rights, powers, privileges and duties of the retiring Global Administrative Agent or the Canadian Administrative Agent, as the case may be, and the retiring Global Administrative Agent or the retiring Canadian Administrative Agent shall be discharged from its duties and obligations hereunder (other than its obligations under Section 10.12).  The fees payable by the Borrower to a successor Global Administrative Agent or successor Canadian Administrative Agent shall be the same as those payable to its predecessor unless otherwise agreed between the Borrower and such successor.  After the Global Administrative Agent’s or Canadian Administrative Agent’s resignation hereunder, the provisions of this Article and Section 10.3 shall continue in effect for the benefit of such retiring Global Administrative Agent or retiring Canadian Administrative Agent, its sub-agents and their respective Related Parties in respect of any actions taken or omitted to be taken by any of them while it was acting as Global Administrative Agent or the Canadian Administrative Agent, respectively.

Each Lender acknowledges that it has, independently and without reliance upon any Agent or any other Lender and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement, the Intercreditor Agreement and, when applicable, the Senior Debt Intercreditor Agreement.  Each Lender also acknowledges that it will, independently and without reliance upon any Agent or any other Lender and based on such documents and information as it shall from time to time deem appropriate, continue to make its own decisions in taking or not taking action under or based upon this Agreement, any other Loan Document or any related agreement or any document furnished hereunder or thereunder.

Each of the Lenders, for itself and on behalf of any of its Affiliates, hereby irrevocably appoints the Global Administrative Agent and the Canadian Administrative Agent to act as its agent under the Intercreditor Agreement and the Senior Debt Intercreditor Agreement and authorizes the Global Administrative Agent and the Canadian Administrative Agent to execute the Intercreditor Agreement and the Senior Debt Intercreditor Agreement on its behalf and to take such actions on its behalf and to exercise such powers as are delegated to the Global Administrative Agent or the Canadian Administrative Agent, as the case may be, by the terms hereof and thereof, together with such actions and powers as are reasonably incidental thereto.”

p.                                      Section 10.1 of the Credit Agreement is amended in its entirety to read as follows:

“                                          (a)                                  Except in the case of notices and other communications expressly permitted to be given by telephone, all notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by telecopy, as follows:

(1)                                  if to the Borrower, to:

Tom Brown Resources Funding Corp.
c/o Tom Brown, Inc.
555 17th Street, Suite 1850
Denver, Colorado 80202-3918
Attention:	Daniel G. Blanchard,
Executive Vice President, Chief Financial Officer and Treasurer
Telephone:	303-260-5039
Facsimile:	303-260-5095

with a copy to:

Tom Brown, Inc.
555 17th Street, Suite 1850
Denver, Colorado 80202-3918
Attention:	Mark Burford, Director of Investor Relations
and Assistant Treasurer
Telephone:	303-260-5146
Facsimile:	303-260-5161
e-mail: mburford@tombrown.com

(2)                                  if to the Global Administrative Agent, to:

JPMorgan Chase Bank
Loan and Agency Services
1111 Fannin, 8th floor
Houston, TX 77002
Attention:	James DeLeon

Telephone:	713-750-2366
Facsimile:	713-427-6307

and, with respect to non-Loan related matters, with a copy to:

JPMorgan Chase Bank
Global Oil & Gas Group
600 Travis, 20th Floor
Houston, Texas 77002
Attention:	Robert C. Mertensotto
Telephone:	713-216-4147
Facsimile:	713-216-8870

(3)                                  if to the Canadian Administrative Agent:

JPMorgan Chase Bank, Toronto Branch
200 Bay Street, Suite 1800
Royal Bank Plaza, South Tower
Toronto, Ontario M5J 2J2
Attention: Drew McDonald
Telephone: 416-981-9143
Facsimile: 416-981-9138

(4)                                  if to any other Agent or Lender, to it at its address (or telecopy number) provided to the Global Administrative Agent, the Canadian Administrative Agent and the Borrower or as set forth in its Administrative Questionnaire; and

(5)                                  if to any U.S. Lender or Canadian Revolving Lender, to it at its address (or telecopy number) provided to the Global Administrative Agent, the Canadian Administrative Agent, the Parent or as set forth in its Administrative Questionnaire.

(b)                                 Notices and other communications to the Lenders hereunder may be delivered or furnished by electronic communications pursuant to procedures approved by the Global Administrative Agent; provided that the foregoing shall not apply to notices pursuant to Article II unless otherwise agreed by the Global Administrative Agent and the applicable Lender.  The Global Administrative Agent or the Borrower may, in its discretion, agree to accept notices and other communications to it hereunder by electronic communications pursuant to procedures approved by it; provided that approval of such procedures may be limited to particular notices or communications.

(c)                                  Any party hereto may change its address or telecopy number for notices and other communications hereunder by notice to the other parties hereto.  All notices and other communications given to any party hereto in accordance with the provisions of this Agreement shall be deemed to have been given on the date of receipt.”

q.                                      Section 10.2(b) of the Credit Agreement is amended in its entirety to read as follows:

“                                          (b)                                 Neither this Agreement nor any of the Combined Loan Documents nor any provision hereof or thereof may be waived, amended or modified except, in the case of this Agreement, pursuant to an agreement or agreements in writing entered into by the Borrower and the Majority Lenders or by the Borrower and the Global Administrative Agent and the Canadian Administrative Agent with the consent of the Majority Lenders, or, in the case of any other Combined Loan Document, pursuant to an agreement or agreements in writing entered into by the relevant Loan Parties thereto and the Majority Lenders or by the relevant Loan Parties thereto and the Global Administrative Agent and the Canadian Administrative Agent with the consent of the Majority Lenders; provided that no such agreement shall (i) increase the Commitment of any Lender without the written consent of such Lender, (ii) reduce the principal amount of any Loan or reduce the rate of interest thereon, or reduce any fees payable hereunder, without the written consent of each Lender affected thereby, (iii) postpone the scheduled date of payment of the principal amount of any Loan, or any interest thereon, or any fees payable hereunder, or reduce the amount of, waive or excuse any such payment, or postpone the scheduled date of expiration of any Commitment, without the written consent of each Lender affected thereby, (iv) change Section 2.18(b) or (c) in a manner that would alter the pro rata sharing of payments required thereby, without the written consent of each Lender, (v) change any of the provisions of this Section 10.2, or Sections 2.7 or 2.10, or the definition of “Combined Lenders,” “Combined Revolving Lenders,” “Required Lenders,” “Majority Lenders” or “Super Majority Lenders” or any other provision of any Combined Loan Document specifying the number or percentage of Lenders, U.S. Lenders, Canadian Revolving Lenders, Combined Lenders or Combined Revolving Lenders required to determine or redetermine the Global Borrowing Base or required to waive, amend or modify any rights thereunder or make any determination or grant any consent thereunder, without the written consent of each Combined Lender, (vi) release any Loan Party from its Guaranty (except as expressly provided in such Guaranty), or limit its liability in respect of such Guaranty, without the written consent of each Combined Lender, or (vii) except as expressly provided herein, in the Intercreditor Agreement, the Senior Debt Intercreditor Agreement or in the Security Documents (as defined herein and in each other Combined Credit Agreement), release all or any part of the Collateral from the Liens of the Security Documents (as defined herein and in each other Combined Credit Agreement), without the written consent of each Combined Lender; provided further that no such agreement shall amend, waive, modify or otherwise affect the rights or duties of any Agent (as defined herein and in each other Combined Credit Agreement) without the prior written consent of such Agent (as defined herein and in each other Combined Credit Agreement), as the case may be; provided further that the Global Administrative Agent shall have the right to execute and deliver any release of Lien (or other similar instrument) without the consent of any Lender to the extent such release is required to permit the Borrower to consummate a transaction permitted by this Agreement or the other Combined Loan Documents.”

r.                                         Subclause (a)(ii) of Section 10.3(a) of the Credit Agreement is amended in its entirety to read as follows:

“                                          (ii) the filing, recording, refiling or rerecording of the Pledge Agreements and any other Security Documents and/or any Uniform Commercial Code financing statements relating thereto and all amendments, supplements and modifications to, and all releases and terminations of, any thereof and any and all other documents or instruments of further assurance required to be filed or recorded or refiled or rerecorded by the terms hereof or of the Pledge Agreements and any other Security Documents, and”

s.                                       Subclauses (i),(ii) and (iii) of Section 10.4(b) of the Credit Agreement are amended in their entirety to read as follows:

“                                          (i)  except in the case of an assignment to a Lender, a Lender Affiliate or an Approved Fund, each of the Borrower, the Canadian Administrative Agent and the Global Administrative Agent must give their prior written consent to such assignment (which consents shall not be unreasonably withheld), (ii) except in the case of an assignment to a Lender, a Lender Affiliate or an Approved Fund, or an assignment of the entire remaining amount of the assigning Lender’s Loan, the amount of the Loan of the assigning Lender subject to each such assignment (determined as of the date the Assignment and Acceptance with respect to such assignment is delivered to the Global Administrative Agent) shall be in increments of U.S.$1,000,000 and not less than U.S.$10,000,000 unless each of the Borrower and the Global Administrative Agent otherwise consent, (iii) each partial assignment shall be made as an assignment of a proportionate part of all the assigning Lender’s rights and obligations under this Agreement, except that this clause (iii) shall not be construed to prohibit the assignment of a proportionate part of all the assigning Lender’s rights and obligations in respect of its Loan in conformity with the Intercreditor Agreement and the Senior Debt Intercreditor Agreement,”

t.                                         Section 10.12 of the Credit Agreement is amended in its entirety to read as follows:

“                                          (b)                                 Confidentiality.  In the event that the Borrower or the Parent provides to the Global Administrative Agent, the Canadian Administrative Agent or the Lenders confidential information belonging to the Borrower, the Parent or any of its Subsidiaries, then the Global Administrative Agent, the Canadian Administrative Agent and the Lenders shall thereafter maintain such information in confidence in accordance with the standards of care and diligence that each utilizes in maintaining its own confidential information.  This obligation of confidence shall not apply to such portions of the information which (i) are in the public domain, (ii) hereafter become part of the public domain without the Global Administrative Agent, the Canadian Administrative Agent or the Lenders breaching their obligation of confidence to the Borrower or the Parent, (iii) are previously known by the Global Administrative Agent, the Canadian Administrative Agent or the Lenders from some source other than the Borrower or the Parent, (iv) are hereafter developed by the Global Administrative Agent, the Canadian Administrative Agent or the Lenders

without using the Borrower’s or the Parent’s information, (v) are hereafter obtained by or available to the Global Administrative Agent, the Canadian Administrative Agent or the Lenders from a third party who owes no obligation of confidence to the Borrower or the Parent with respect to such information or through any other means other than through disclosure by the Borrower or the Parent, (vi) are disclosed with the Borrower’s or the Parent’s consent, (vii) must be disclosed either pursuant to any Governmental Rule or to Persons regulating the activities of the Global Administrative Agent, the Canadian Administrative Agent or the Lenders, or (viii) as may be required by law or regulation or order of any Governmental Authority in any judicial, arbitration or governmental proceeding.  Further, the Global Administrative Agent, the Canadian Administrative Agent or a Lender may disclose any such information to any other Lender, any independent petroleum engineers or consultants, any independent certified public or chartered accountants, any legal counsel employed by such Person in connection with this Agreement or any other Combined Loan Document, including without limitation, the enforcement or exercise of all rights and remedies thereunder, or any assignee or participant (including prospective assignees and participants) in the Loans; provided, however, that the Global Administrative Agent, the Canadian Administrative Agent or the Lenders shall receive a confidentiality agreement from the Person to whom such information is disclosed such that said Person shall have the same obligation to maintain the confidentiality of such information as is imposed upon the Global Administrative Agent, the Canadian Administrative Agent or the Lenders hereunder.  Furthermore, this obligation of confidence shall not apply to, and each of the Agents and the Lenders (and each Person employed or retained by such Agents or Lenders who are or are expected to become engaged in evaluating, approving, structuring or administering the Loans) may disclose to any Person, without limitation of any kind, the “tax treatment” and “tax structure” (in each case, within the meaning of U.S. Treasury Regulation Section 1.6011-4) of the Loan transactions contemplated by this Agreement and the other Combined Loan Documents, and all materials of any kind (including opinions or other tax analyses) related thereto that are or have been provided to such Agent or Lender relating to such tax treatment or tax structure; provided that with respect to any document or similar item that in either case contains confidential information concerning such tax treatment or tax structure of the Loan transactions contemplated by this Agreement and the other the Combined Loan Documents as well as other information, this sentence shall only apply to such portions of the documents or similar item that relate to such tax treatment or tax structure.  Notwithstanding anything to the contrary provided herein, this obligation of confidence shall cease three (3) years from the date the information was furnished, unless the Parent or the Borrower requests in writing at least thirty (30) days prior to the expiration of such three year period, to maintain the confidentiality of such information for an additional three year period.  The Borrower and the Parent waive any and all other rights they may have to confidentiality as against the Global Administrative Agent, the Canadian Administrative Agent and the Lenders arising by contract, agreement, statute or law except as expressly stated in this Section 10.12.”

u.                                      Section 10.14 of the Credit Agreement is amended in its entirety to read as follows:

“                                          SECTION 10.14              Collateral Matters; Hedging Agreements; Overdraft Facility.  The benefit of the Security Documents and of the provisions of this Agreement relating to the Collateral shall also extend to and be available to (i) those Lenders or their Affiliates that are counterparties to the Hedging Agreements on a pro rata basis in respect of any Hedging Obligations of the Borrower that are in effect at such time as such Person (or its Affiliate) is a Lender, but only while such Person or its Affiliate is a Lender, and (ii) those Lenders which are parties to the Overdraft Facility on a pro rata basis in respect of any Obligations of the Borrower or any of its Subsidiaries under such Overdraft Facility up to a maximum of $5,000,000 that are in effect at such time as such Person is a Lender, but only while such Person is a Lender.  It is the intention of the parties hereto that the Hedging Obligations of the Borrower under any Hedging Agreement with a Combined Lender, or any Affiliate of a Combined Lender, will rank pari passu with the obligations of such Person under the Combined Loan Documents, including the Obligations, to the extent applicable.

v.                                      Section 10.15 of the Credit Agreement is amended in its entirety to read as follows:

“                                          SECTION 10.15              Arranger; Canadian Term Documentation Agent; Global Syndication Agents; Other Agents.  None of the Persons identified on the facing page or the signature pages of this Agreement as the “Sole Lead Arranger and Bookrunner” or “Canadian Term Documentation Agent” or “Global Syndication Agents” or any other Agent (other than the Global Administrative Agent and the Canadian Administrative Agent) shall have any right, power, obligation, liability, responsibility or duty under this Agreement or any other Combined Loan Document other than, except in the case of the Arranger, those applicable to all Lenders as such.  Without limiting the foregoing, none of the Arranger, the Canadian Term Documentation Agent, the Global Syndication Agents or any other Agent (other than the Global Administrative Agent and the Canadian Administrative Agent) shall have or be deemed to have any fiduciary relationship with any Lender or the Borrower or any of its Subsidiaries.  The Borrower and each Lender acknowledges that it has not relied, and will not rely, on any of the Arranger, the Canadian Term Documentation Agent, Global Syndication Agents or any other Agent (other than the Global Administrative Agent and the Canadian Administrative Agent) in deciding to enter into this Agreement or in taking or not taking any action hereunder or under the Combined Loan Documents.”

w.                                    Section 10.16 of the Credit Agreement is amended in its entirety to read as follows:

“                                          SECTION 10.16              Intercreditor Agreement; Senior Debt Intercreditor Agreement; Security Documents.  For so long as the Intercreditor Agreement shall be in effect, the terms and conditions of this Agreement and the other Loan Documents are subject to the terms of the Intercreditor Agreement.  In the event of any inconsistency between this Agreement or any other Loan Document and the terms of the Intercreditor Agreement, the Intercreditor Agreement shall control.  For so long as any Senior Debt Intercreditor Agreement shall be in effect, the terms and conditions of this Agreement and the other Loan Documents are subject to the terms of such Senior Debt Intercreditor Agreement.  In the event of any inconsistency between this Agreement or any other Loan Document and the terms of any Senior Debt Intercreditor Agreement, the Senior Debt Intercreditor Agreement shall control.  In the event of any inconsistency between this Agreement and the terms of any other Loan Document, this Agreement shall control.

Section 3.                                            Effectiveness.  This Amendment shall become effective as of the date hereof upon satisfaction of the following:

(a)                                  Certain Loan Documents.  The Global Administrative Agent (or its counsel) shall have received from each party thereto either a counterpart of each of the following documents duly executed on behalf of such party or written evidence satisfactory to the Global Administrative Agent (which may include telecopy transmission of a signed signature page of such document) that each such party has duly executed for delivery to the Global Administrative Agent a counterpart of each of the following documents which documents must be acceptable to the Global Administrative Agent in its sole and absolute discretion: this Amendment, the Intercreditor Agreement, the Fee Letter, a Guaranty from each Guarantor, the Pledge Agreements required by Sections 3(e) and (f) and all related financing statements and other filings, and the other Loan Documents.

(b)                                 U.S. Loan Documents and Canadian Revolving Loan Documents.  The Global Administrative Agent shall have received copies of the executed U.S. Loan Documents and Canadian Revolving Loan Documents, and the conditions for making loans provided in the U.S. Credit Agreement shall have been contemporaneously satisfied.

(c)                                  Opinions of Counsel.  The Global Administrative Agent shall have received opinions, dated June 27, 2003, addressed to the Global Administrative Agent, the Canadian Administrative Agent and all Lenders, from (i) Stewart McKelvey Stirling Scales, counsel to the Borrower, in substantially the form attached as Exhibit A-3 to the Canadian Revolving Credit Agreement, (ii) Vinson & Elkins L.L.P., U.S. counsel to the Parent, in substantially the form attached as Exhibit A-2 to the Canadian Revolving Credit Agreement and (iii) LeBoeuf, Lamb, Greene & MacRae L.L.P., special Wyoming counsel to Retex, Inc., in substantially the form attached as Exhibit A-4 to the Canadian Revolving Credit Agreement.

(d)                                 Organizational Documents.  The Global Administrative Agent shall have received a certificate of an Authorized Officer of each Loan Party dated as of June 27, 2003, certifying:

(1)                                  that attached to each such certificate are (A) a true and complete copy of the Organic Documents of such Loan Party, as the case may be, as in effect on the date of such certificate, (B) a true and complete copy of a certificate from the Governmental Authority of Canada or the province of such entity’s organization certifying that such entity is duly organized and validly existing in such jurisdiction, and (C) a true and complete copy of a certificate from the appropriate Governmental Authority of each province (without duplication) certifying that such entity is a valid and subsisting extra provincial corporation in such jurisdiction, if the failure to be so qualified or in good standing could reasonably be expected to have a Material Adverse Effect;

(2)                                  that attached to such certificate is a true and complete copy of resolutions duly adopted by the board of directors or management committee of such Loan Party, as applicable, authorizing the execution, delivery and performance of such of the Combined Loan Documents to which such Loan Party is or is intended to be a party;

(3)                                  that attached thereto is a copy of the certificate of incorporation or formation, as the case may be, of such Loan Party, and a certificate as to the good standing of each of the Borrowers or each such Loan Party, if applicable, dated as of a recent date; and that such certificate of incorporation or certificate of formation, as the case may be, has not been amended since the date of such certified copy; and

(4)                                  as to the incumbency and specimen signature of each officer of such Loan Party executing such of the Combined Loan Documents to which such Loan Party is or is intended to be a party.

(e)                                  Pledge Agreement — Parent.  The Global Administrative Agent shall have received counterparts of a Pledge Agreement, dated as of June 27, 2003, duly executed and delivered by the Parent, together with the following:

(1)                                  stock certificates representing (x) 100% of the outstanding shares of common stock of all U.S. Material Subsidiaries listed on Exhibit H to the U.S. Credit Agreement; (y) 100% of the outstanding shares of common stock of TBF and (z) 65% of the outstanding shares of common stock TBRL, and, in each case, stock powers and instruments of transfer, endorsed in blank, with respect to such stock certificates; and

(2)                                  all documents and instruments, including Uniform Commercial Code Financing Statements (Form UCC-1), required by law or reasonably requested by the Global Administrative Agent to be filed, registered or recorded to create or perfect the Liens intended to be created under the Pledge Agreement.

(f)                                    Pledge Agreement – Matador E&P.  The Global Administrative Agent shall have received counterparts of a Pledge Agreement, dated as of June 27, 2003, duly executed and delivered by Matador, together with the following:

(1)                                  stock certificates representing 100% of the outstanding shares of common stock of Matador E&P, and stock powers and instruments of transfer, endorsed in blank, with respect to such stock certificates; and

(2)                                  all documents and instruments, including Uniform Commercial Code Financing Statements (Form UCC-1), required by law or reasonably requested by the Global Administrative Agent to be filed, registered or recorded to create or perfect the Liens intended to be created under the Pledge Agreement.

(g)                                 Canadian Lien Searches. The Global Administrative Agent shall have received (i) the Canadian Lien Searches, all dated reasonably close to June 27, 2003, in the discretion of the Global Administrative Agent and in form and substance satisfactory to the Global Administrative Agent, (ii) evidence reasonably satisfactory to the Global Administrative Agent that the Liens indicated by the financing statements (or similar documents) in such Canadian Lien Searches are permitted by Section 7.2 of the U.S. Credit Agreement or have been released and (iii) evidence in form and substance satisfactory to the Global Administrative Agent and the Canadian Administrative Agent of the ownership by the Borrower and its Subsidiaries of the Oil and Gas Properties.

(h)                                 Priority; Security Interest.  The Collateral and Borrowing Base Properties shall be free and clear of all Liens, except Liens permitted by Section 7.2 of the U.S. Credit Agreement.  All filings, notices, recordings and other action necessary to perfect the Liens in the Collateral shall have been made, given or accomplished or arrangements for the completion thereof satisfactory to the Global Administrative Agent and its counsel shall have been made and all filing fees and other expenses related to such actions either have been paid in full or arrangements have been made for their payment in full which are satisfactory to the Global Administrative Agent.

(i)                                     Approvals and Consents.  The Global Administrative Agent shall have received copies of all Governmental Approvals and third party consents and approvals necessary or, advisable in connection with the Financing Transactions, and all applicable waiting periods and appeal periods shall have expired, in each case without the imposition of any burdensome conditions.  There shall be no actual government or judicial action restraining, preventing or imposing burdensome conditions on the Financing Transactions.

(j)                                     Insurance.  The Global Administrative Agent and the Lenders shall have received certificates, dated within fifteen (15) days of June 27, 2003, from the Borrower’s insurers reflecting (i) compliance with all of the insurance required of the Borrower by Section 5.3 of the U.S. Credit Agreement and by the Combined Loan Documents and (ii) that such insurance is in full force and effect.

(k)                                  Hedging Agreements.  The Global Administrative Agent shall have received a list of any Hedging Agreements currently in existence with respect to the Borrower.

(l)                                     Initial Reserve Report.  The Global Administrative Agent and the Lenders shall have received and shall be satisfied with the contents, results and scope of the Initial Reserve Report.

(m)                               Existing Facilities.  The Global Administrative Agent shall have received a certificate, signed by an Authorized Officer of the Borrower, stating that the Parent or its Subsidiaries have repaid in full and terminated the Existing Credit Facilities contemporaneously with the initial Combined Loans under the Combined Credit Agreements.  The Global Administrative Agent shall have received evidence satisfactory to it that all Liens associated with the Existing Credit Facilities have been released or terminated contemporaneously with the making of such payments and that arrangements satisfactory to the Global Administrative Agent have been made for recording and filing such releases.

(n)                                 Global Effectiveness Notice.  The Global Administrative Agent shall have received the “Global Effectiveness Notice” as defined in the U.S. Credit Agreement.

(o)                                 Other Documents.  The Global Administrative Agent shall have received such other legal opinions, instruments and documents as any of the Agents or their counsel may have reasonably requested.

(p)                                 Satisfactory Legal Form.  All documents executed or submitted pursuant hereto by and on behalf of the Borrower or any other Loan Party shall be in form and substance reasonably satisfactory to the Global Administrative Agent and its counsel.  The Global Administrative Agent and its counsel shall have received all information, approvals, documents or instruments as the Global Administrative Agent or its counsel may reasonably request.

(q)                                 Fees and Expenses.  The Global Administrative Agent, the Canadian Administrative Agent, the Arranger, the other Agents and the Lenders shall have received all fees, including the Upfront Fee, and other amounts due and payable pursuant to this Agreement or any other Combined Loan Document on or prior to the date hereof, including, to the extent invoiced, reimbursement or payment of all reasonable out-of-pocket expenses (including fees, charges and disbursements of counsel) required to be reimbursed or paid by any Loan Party hereunder or under any other Combined Loan Document.

The Global Administrative Agent shall notify the Borrower, the Canadian Administrative Agent, the other Agents and the Lenders of the “Global Effective Date” as defined in the U.S. Credit Agreement, and such notice shall be conclusive and binding.  Notwithstanding the foregoing, the obligations of the Lenders to make the Loans hereunder shall not become effective unless each of the foregoing conditions is satisfied (or waived pursuant to Section 10.2) at or prior to 3:00 p.m., New York City time, on June 30, 2003 (and, in the event such conditions are not so satisfied or waived, the Commitments shall terminate at such time).

Section 4.                                            Reaffirmation of Representations and Warranties.  To induce the Lenders, the Global Administrative Agent and the Canadian Administrative Agent to enter into this Amendment, the Borrower hereby reaffirms, as of the date hereof, the following:

(i)                                     all of the representations and warranties set forth in the Credit Agreement are true and correct on and as of the date hereof (or, if stated to have been made expressly as of an earlier date, were true and correct in all material respects as of such date).

(ii)                                  no event or events have occurred that, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect.

Section 5.                                            Renewal and Continuation of Existing Loans.

a.                                       Upon the effectiveness of this Amendment, all of the Obligations outstanding under the Credit Agreement as of the date of such effectiveness shall hereby be restructured, rearranged, renewed, extended and continued under the Credit Agreement (as amended hereby) and all Loans outstanding under the Credit Agreement as of the date of such effectiveness shall hereby become Loans outstanding under the Credit Agreement (as amended hereby).

b.                                      In connection herewith, the Lenders party to the Credit Agreement prior to the effectiveness of this Amendment (the “Existing Lenders”) hereby sell, assign, transfer and convey, and the Lenders hereby purchase and accept, so much of the Loans outstanding under the Credit Agreement such that the outstanding Loans of each Lender shall be as set forth on Schedule 2.1 to the Credit Agreement (as amended hereby).  On the “Global Effective Date” as defined in the U.S. Credit Agreement, (i) the Borrower will pay to the Global Administrative Agent, for the account of all the Lenders party to the Agreement prior to the “Global Effective Date” as defined in the U.S. Credit Agreement, all accrued and unpaid interest, fees and other amounts, including breakage costs, due on or with respect to the Loans up to and including the “Global Effective Date” as defined in the U.S. Credit Agreement; (ii) any Lender whose outstanding Loans under the Credit Agreement (as amended hereby) are increasing will pay to the Global Administrative Agent in immediately-available funds an amount equal to the increase of its Loans; and (iii) each Existing Lender or Lender whose outstanding Loans under the Credit Agreement (as amended hereby) are decreasing will be paid (1) all amounts due to it under clause (i) and (2) an amount equal the outstanding principal amount of its Loans prior to the “Global Effective Date” as defined in the U.S. Credit Agreement over the amount of its Loans on “Global Effective Date” as defined in the U.S. Credit Agreement.  The foregoing assignments, transfers and conveyances are without recourse to the Existing Lenders and without any warranties whatsoever by any Agent, or any Existing Lender as to title, enforceability, collectibility, documentation or freedom from liens or encumbrances, in whole or in part, other than the warranty of each Existing Lender that it has not previously sold, transferred, conveyed or encumbered such interests.  Any Existing lender not listed on Schedule 2.1 to the Credit Agreement, as amended hereby (the “Replaced Lenders”) shall no longer be a Lender under the Credit Agreement and shall have no further rights or obligations under the Credit Agreement.

c.                                       The parties hereto expressly acknowledge and agree that nothing herein or in any instrument or document issued pursuant to this Amendment, and no act or thing done in connection with or in furtherance of this Amendment, constitutes or will constitute any extinguishment of any Obligations of the Borrower under the Loan Documents, or the creation of any new debt obligations relating to the Loans.  The modification to the Commitments as provided for in this Amendment does not reflect an increase in the actual Commitment amount of any Lender under the Credit Agreement, as amended by this Amendment; the Loans under the Credit Agreement are denominated in Canadian Dollars whereas the Commitment is denominated in US Dollars; the increase in the Commitment in this Amendment reflects only the change in currency exchange rates between the U.S. Dollar and the Canadian Dollar since the Credit Agreement was originally entered into.  The actual amount of Loans outstanding under the Credit Agreement expressed in Canadian Dollars have not increased as a result of this Amendment.

Section 6.                                            Governing Law.  THIS AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

Section 7.                                            Severability of Provisions. Any provision of this Amendment which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

Section 8.                                            Counterparts.  This Amendment may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract.

Section 9.                                            Headings.  Article and section headings used herein are for convenience of reference only, are not part of this Amendment and shall not affect the construction of, or be taken into consideration in interpreting, this Amendment.

Section 10.                                      Successors and Assigns. The provisions of this Amendment shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted under the terms of the Credit Agreement.

Section 11.                                      No Oral Agreements.  THIS AMENDMENT, THE CREDIT AGREEMENT, AS AMENDED HEREBY, AND THE OTHER LOAN DOCUMENTS REPRESENT THE FINAL AGREEMENT WITH RESPECT TO THE SUBJECT MATTER HEREOF AND THEREOF AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES.

THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.

[SIGNATURES BEGIN ON FOLLOWING PAGE]

IN WITNESS WHEREOF, the Borrower, the Global Administrative Agent, the Canadian Administrative Agent and the Lenders have executed this Amendment as of the date first above written.

BORROWER

TOM BROWN RESOURCES FUNDING CORP.

By:
Name:	Daniel G. Blanchard
Title:	Vice President

[Signature Page to First Amendment
to Credit Agreement]

AGENTS AND LENDERS

JPMORGAN CHASE BANK, successor to The Chase Manhattan Bank, as Global Administrative Agent

By:
Name:
Title:

[Signature Page to First Amendment
to Credit Agreement]

JPMORGAN CHASE BANK, TORONTO BRANCH, successor to The Chase Manhattan Bank of Canada, as Canadian Administrative Agent

By:
Name:
Title:

JPMORGAN CHASE BANK, as a Lender

By:
Name:
Title:

[Signature Page to First Amendment
to Credit Agreement]

BNP PARIBAS, as a Global Syndication Agent and as a Lender

By:
Name:
Title:

By:
Name:
Title:

[Signature Page to First Amendment
to Credit Agreement]

THE BANK OF NOVA SCOTIA, as a Global Syndication Agent and as a Lender

By:
Name:
Title:

[Signature Page to First Amendment
to Credit Agreement]

WACHOVIA BANK, NATIONAL ASSOCIATION, as a Global Syndication Agent and as a Lender

By:
Name:
Title:

[Signature Page to First Amendment
to Credit Agreement]

WELLS FARGO BANK, N.A., as Canadian Term Documentation Agent and as a Lender

By:
Name:
Title:

[Signature Page to First Amendment
to Credit Agreement]

U.S. BANK NATIONAL ASSOCIATION, as a Lender

By:
Name:
Title:

[Signature Page to First Amendment
to Credit Agreement]

COMERICA BANK - TEXAS, as a Lender

By:
Name:
Title:

[Signature Page to First Amendment
to Credit Agreement]

BANK OF SCOTLAND, as a Lender

By:
Name:
Title:

[Signature Page to First Amendment
to Credit Agreement]

REPLACED AGENTS AND LENDERS

THE TORONTO-DOMINION BANK

By:
Name:
Title:

[Signature Page to First Amendment
to Credit Agreement]

BANK OF OKLAHOMA, N.A.

By:
Name:
Title:

[Signature Page to First Amendment
to Credit Agreement]

PNC BANK, NATIONAL ASSOCIATION

By:
Name:	Curt Queyrouze
Title:	Senior Vice President

[Signature Page to First Amendment
to Credit Agreement]

MIZUHO CORPORATE BANK, formerly The Fuji Bank, Limited

By:
Name:
Title:

[Signature Page to First Amendment
to Credit Agreement]

Schedule 2.1

COMMITMENTS

Lender	Commitments		Outstanding Loans as of the “Global Effective Date” (as defined in the U.S. Credit Agreement)
JPMorgan Chase Bank	U.S.$	14,000,000	C$	19,206,185
BNP Paribas	U.S.$	15,000,000	C$	20,578,056
Wachovia Bank, National Association	U.S.$	15,000,000	C$	20,578,056
The Bank of Nova Scotia	U.S.$	15,000,000	C$	20,578,056
U.S. Bank National Association	U.S.$	15,000,000	C$	20,578,056
Wells Fargo Bank, N.A.	U.S.$	15,000,000	C$	20,578,056
Bank of Scotland	U.S.$	10,500,000	C$	12,346,833
Comerica Bank – Texas	U.S.$	10,500,000	C$	13,718,704
TOTAL:	U.S.$	110,000,000	C$	148,162,000

1